Exhibit 23.2



   CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM






PHC, Inc.
Peabody, MA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of PHC, Inc. (the "Company") of our report dated August 23, 2005, relating to the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2005.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/  BDO Seidman, LLP


Boston, Massachusetts
March 16, 2007


                                       29